Exhibit 10.1

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") dated as of October 10, 1997 is entered into by and between Christel H. Uittenbogaart, the sole shareholder of Desience Corporation, a California corporation ("DES") (collectively the "Seller"), and Kanakaris Internetworks, a Delaware corporation ("KIW").

                                    RECITALS
                                    --------

         A. Seller owns 100% of the issued and outstanding common stock of DES.

         B. Seller desire to sell, assign and transfer to KIW all of its DES common stock representing 100% of the total issued and outstanding common stock of DES ("DES Shares"); and KIW desires to purchase the DES Shares by way of granting a royalty on future DES sales and other valuable consideration to Seller upon, and subject to, the terms and conditions of this Agreement.
This transaction shall be called the "Purchase" herein.

         NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.
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         1. PURCHASE AND SALE. Upon and subject to all the terms and conditions of this Agreement, Seller agree to sell, assign and. transfer the DES Shares to KIW and KIW shall purchase the DES Shares for the consideration set forth herein.

         1.2. CONSIDERATION. In consideration of the sale of the DES Shares, KIW, shall pay, or provide, to Seller an aggregate of the following consideration at the Effective Date (defined in Section 1.3 below), in exchange for all of the then issued and outstanding shares of DES Common Stock:

             (a) Seller shall be entitled to receive a royalty of four percent (4%) of the gross sales (after collection) of DES, such royalty to be paid monthly; such royalty shall continue for as long as DES shall remain in business or its products are sold.

             (b) Seller shall receive five percent (5%) of funds allocated to DES pursuant to KIW's next securities offering as a non-refundable advance on the royalty described in paragraph 1.2. (a) above. Such payment shall be made monthly upon release of offering proceeds from applicable escrow.

         As additional consideration, KIW shall, at the Effective Date, release, waive, and hold harmless Seller, and her affiliates and assigns from any claims, causes of action, costs, expenses, and liability of whatsoever nature in connection with any monies, costs, or expenses advanced to or incurred on behalf of Seller by DES prior to the Effective Date, including the sum of $387,000

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denominated as "Shareholder Advances" on a DES balance sheet as of September 30,
1996 disclosed to KIW, and any subsequent "Advances."

         The parties understand that KIW is anticipating commencing a private placement of its securities to raise funds to pay KIW's obligations pursuant to this Agreement, to provide working capital for KIW's and DES's combined operations.

         1.3 DATE AND PLACE OF CLOSING. The closing of the delivery and transfer of the DES Shares (the "Closing") shall occur at the offices of KIW or at a location mutually agreed upon by the parties on a date ("Effective Date") to be mutually agreed upon by KIW and Seller after (i) exchange of all books, records, financial information, documents, and other materials deemed necessary to completion of the transaction contemplated under this Agreement and (ii) completion of all review periods provided for in this Agreement. Exchange of documents under this Agreement shall begin as soon as possible after execution. In any case, the Effective Date shall be no later than November l, 1997.

         1.4. TRANSACTIONS AND DOCUMENT EXCHANGE AT CLOSING. At the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:

         A.       By BIW. KIW will deliver, or cause to be delivered, to Seller:

                  (1) the opinion of counsel as set forth in Section 5.2(c).

         B. By Seller. Seller will deliver, or cause the following to be delivered, to KIW:

                  (1) Stock certificates for the DES Shares to be sold and transferred to KIW pursuant to this Agreement, in proper form for transfer and duly endorsed to KIW or its designee with stock powers duly executed in favor of KIW or its designee, transferring all right, title, and interest in and to the DES Shares to KIW and its designee;

                  (2) A certificate dated at or about the Closing Date from the Secretary of State of California to the effect that DES is a corporation duly organized, validly existing, and in good standing under the laws of California;

                  (3) The opinion of counsel as set forth in Section 5.1(e) and 5.2(c);

                  (4) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by KIW in furtherance of the intent of this Agreement.

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         C.       Notwithstanding anything to the contrary herein, all items to be delivered to either party pursuant to paragraphs 1.4.A. and 1.4.B. above shall be placed in escrow at the law offices of Gary L. Blum prior to the Closing.

         1.5. POST CLOSING DOCUMENTS. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF KIW
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         KIW represents, warrants and covenants, as of the date of this
Agreement and as of the Effective Date, as follows:

         2.1. AUTHORIZATION OF AGREEMENT. The execution and delivery and the performance of this Agreement by KIW have been duly and validly authorized and approved by the Board of Directors of KIW, and KIW has taken all action required by law, its Articles of Incorporation and Bylaws to authorize the execution, delivery and performance of the Purchase Documents.

         2.2. BROKERS' OR FINDERS' FEES, ETC. No agent, broker, investment banker, person or firm acting on behalf of KIW is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from KIW in connection with any of the transactions contemplated herein.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.
---------------------------------------------------------------

         Seller represents, warrants, and covenants, as of the date of this Agreement, and as of the Effective Date, as follows:

         3.1. ORGANIZATION, ETC. DES is a corporation duly organized, validly existing and in good standing under the laws of California. DES has the corporate power to own its properties and carry on its business as now being conducted, execute and deliver this Agreement and consummate the transactions contemplated hereby and thereby. DES is duly qualified to do business and is in good standing as a foreign corporation in each state where it conducts business as set forth in Schedule 3.1, constituting each state in which such qualification is required in order to do business, except for states in which the failure to be so qualified will not materially and adversely affect DES.

         3.2. CAPITAL STOCK OF DES. As of the date hereof, the authorized capital stock of DES consists of 5, 000, 000 shares of common stock, $.01 par value, of which ___________ shares are issued and outstanding; and no other classes of stock are authorized, issued or outstanding. There are no outstanding options, warrants or other rights to subscribe for or purchase from DES any capital stock of DES or securities convertible into or exchangeable for capital stock of DES. All issued shares of DES Common Stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. DES has no wholly owned subsidiary, and does not own any of the issued and outstanding stock of any other corporation.

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         3.3. DISCLOSURE OF DES. DES has delivered to KIW its disclosure schedules which contained true and correct copies of its Articles of Incorporation, Bylaws, and Minutes certified by its secretary as well as its schedule of current officers and directors and its shareholder list.

         3.4. FINANCIAL STATEMENTS. DES has previously furnished a true and complete copy of its unaudited balance sheet as of September 30, 1996, and the statement of operations, for the year ended September 30, 1996, (the "DES Financial Statements"), and the unaudited balance sheet and the unaudited consolidated statement of operations for the period ended September 30, 1997.

         3.5. TAX AND OTHER RETURNS AND REPORTS. Except as set forth in Schedule
3.5 attached hereto:

              (a) All federal, state, local and foreign tax returns and tax reports, domestic or foreign, required to be filed by DES have been filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and where failure to file would materially and adversely effect DES.

              (b) All significant federal, state, local and foreign income, franchise, property and other taxes (including interest and penalties) due from DES have been fully paid or adequately provided for on the books and financial statements of DES

              (c) No issues have been raised or are currently pending by the IRS or any other taxing authority in connection with any of the returns. and reports referred to in the foregoing clause which, individually or in the aggregate, might have a material, adverse effect on DES, nor does DES have any knowledge of circumstances under which such a claim could be made. DES has not filed any tax returns on a unitary basis or consolidated basis with another entity and has not entered into any other tax-sharing agreement.

              (d) All taxes, levies and other assessments which DES is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or held by DES for such payment.

              (e) The amounts reserved for taxes on the interim balance sheets will be sufficient for the payment of all respective federal, state, provincial, county and local taxes, domestic or foreign of any kind of DES, including interest and penalties in respect thereof whether disputed or not and whether accrued, due, absolute, contingent or otherwise payable by DES attributable to all periods ended on or before the effective date.

         3.6. TITLE TO PROPERTIES: LIENS AND ENCUMBRANCES. DES has good and marketable title to the assets and properties (real and personal, tangible and intangible) which it owns and on which operations are conducted and which are used in its business, other than property sold or otherwise disposed of in the ordinary course of business subsequent to the Effective Date, free and clear of all mortgages, security interests, liens, charges or encumbrances of any nature

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whatsoever, except for taxes not yet due and payable and except for those listed liens and encumbrances described in Schedule 3.6, none of which materially impairs the present use and occupation of the premises. Except as disclosed in
Schedule 3.6, all such assets and properties are in good and serviceable condition, ordinary wear and tear excepted. DES has not received any notice that any of the real properties, or the plants, structures or appurtenances thereto, or any leasehold improvements by DES are in violation of any applicable ordinances or regulations or building, zoning, environmental or other laws. A11 leases to which DES is a party (as either a lessee or lessor)are in full force and effect, and, to the best knowledge of DES , no event of default has occurred (whether with or without notice, lapse of time or the happening or occurrence of any other event) which would constitute a default thereunder. Except as disclosed in Schedule 3.6, DES enjoys peaceful and undisturbed possession under all of its leases wherein it is the lessee.

         3.7. AGREEMENTS, CONTRACTS AND COMMITMENTS.

              (a) Schedule 3.7 attached hereto contains an accurate and complete list of all agreements, contracts and leases to which DES is a party and which are material to the condition (financial or other), business, prospects or operations of DES, excepting only such agreements, contracts and leases that incur or cause less than 5% of annual revenues or financial obligations to DES. Except as set forth in
         Schedule 3.7, DES does not have in effect:

                  (i) any collective bargaining agreements;

                  (ii) any bonus, deferred compensation, pension,
              profit-sharing, restricted stock or employee stock purchase plans;

                  (iii) any employment or consulting agreement, contract or
              commitment with an employee or consultant having more than one year to run from the date hereof or containing an obligation to pay or accrue more than $5,000 per annum;

                  (iv) any lease which involves a potential liability to DES as lessee of more than $5,000 or any agreement of guarantee or indemnification running to any person or entity which involves, singly or in the aggregate, a potential liability of more than $5,000;

                  (v) any agreement or contract relating to capital
              expenditures which obligates DES to make future payments which, together with future payments under all other agreements and contracts relating to the same capital project, exceed $5,000; or

                  (vi) any agreement or contract relating to the disposition or acquisition of assets or any interest in any business enterprise with a book value of or for a price of $5, 000 or more, except as contemplated hereby.

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              (b) Except as set forth in Schedule 3.7, DES has not
         breached any of the terms or conditions of (i) any agreement or contract set forth in Schedule 3.7 in such a manner as would permit any other party to cancel or terminate the same or (ii) any agreement or contract (including those referred to in clause (i) if any such breach or breaches singly or in the aggregate would require the payment of an amount in excess of $5,000.

         3.8. NO BREACH OF STATUTE OR CONTRACT; GOVERNMENTAL AUTHORIZATIONS; REQUIRED CONSENTS.

              (a) Neither the execution and delivery of this Agreement by DES nor consummation of the transactions contemplated hereby or thereby by DES will:

                  (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation, bylaws or other governing instruments of DES or any judgment, order, injunction or decree of any court or governmental authority to which DES is subject or of any agreement or contract listed on
              Schedule 3.7, or constitute a material default thereunder; or

                  (ii) except as provided in Section 4.2. hereof, require the consent or approval of any person.

              (b) To the best knowledge of DES after due inquiry, DES is not in violation of any applicable law, statute, order, rule or regulation promulgated by any federal, state, local or foreign governmental, authority relating to the operation, conduct or ownership of the property or business of DES.

              (c) Neither the execution and delivery of this Agreement, nor the consummation of the Stock Purchase contemplated hereby, are events which of themselves or with the giving of notice or the passage of time or both, would constitute a violation of or conflict with or result in any breach of, or default under the terms, conditions or provisions of, any judgment, law or regulation, or DES's Articles of Incorporation or Bylaws of any lease, contract, mortgage, deed of trust, indenture, agreement or instrument to which DES is a party or by which it is bound, or would result in the creation or imposition of any lien, charge or encumbrance of, any nature whatsoever on the property or assets of DES and no such event of itself or with the giving of notice or the passage of time or both will result in the acceleration of the due date of any obligation to which DES is bound.

         3.9. LITIGATION. DES is not party to any action, suit, claim, proceeding or investigation either pending or, to the best knowledge of its officers and directors, threatened against, respectively, DES or any of its officers or directors in their capacities as such, at law or in equity, or by or before any federal, state, provincial, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Except as set forth in Schedule 3.9, DES is not the subject of any outstanding judgment, or operating under, subject to, or in default with respect to, any

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order, writ, injunction or decree of any court or federal, state, provincial, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which impairs or could impair the conduct of its business in any material way.

         3.10. AUTHORITY. This Agreement has been duly executed by Seller, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Seller are a party or to which Seller are subject, nor will such execution and performance constitute a violation of or conflict with any fiduciary to which Seller are subject.

         3.11. LIENS AND ENCUMBRANCES. Other than as set forth on Schedule 3.11 hereof, all of the real and personal property of DES is free and clear of all liens, security interests and encumbrances.

         3.12. BROKERS' OR FINDERS' FEES, ETC. No agent, broker, investment banker, person or firm acting on behalf of the Seller or DES or under their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Seller or DES in connection with any of the. transactions contemplated herein.

         3.13. NAMES, PATENTS, TRADEMARKS, ETC. Schedule 3.14 sets forth all copyrights, patents, trademarks and trade names, federal, state or provincial, domestic or foreign, registration of which has been obtained or applied for by DES, all of which are valid, in good standing, and uncontested. DES possesses all rights, licenses, or other authority to use all such copyrights, patents, inventions, formulas, processes (secret or otherwise), trademarks and trade names necessary to conduct its businesses as presently conducted or presently proposed to be conducted. DES has not received any notice with respect to any claim of alleged infringement or unlawful or improper use of any copyright, patent, trademark, trade name, process, invention, formula or other intangible property right owned or alleged to be owned by others, which claim, if decided adversely, could have a material adverse effect on the business or operations of DES.

         3.14. COMPLIANCE WITH LAWS. DES is not in violation of any, term or provision of its Articles of Incorporation or Bylaws, or of any term or provision of any judgment, decree, order, statute, injunction, rule, ordinance or governmental regulation (including building, zoning,; or environmental) applicable to it, its properties, or of any agreement or instrument applicable to it; DES has maintained in full force and effect any license or permit material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

         3.15. INSURANCE. Schedule 3.16 contains a true, correct and complete description of all policies of fire, casualty and extended coverage, public liability, worker's compensation, life and other forms of insurance owned or held, respectively, by DES. All such policies are in full force and effect and will remain so through the Effective Date. All buildings, plants and properties, including but not limited to leasehold interests, machinery, equipment, billboards and inventories of DES are adequately insured against loss or damage by fire and all other hazards and risks of the character usually insured against by persons operating similar properties in the localities where such properties are located (including use and occupancy insurance) under valid and enforceable policies issued by insurers of recognized responsibility. Such insurance coverage will be continued in full force and effect through the Effective Date.

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         3.16. ABSENCE OF UNDISCLOSED LIABILITIES; ADVERSE CHANGES IN CONDITION.

               (a) DES has no liabilities or obligations which, individually or in the aggregate, are material to DES and which have not been:

         (i) reflected in the unaudited balance sheet of DES as of September 30, 1996 referred to in Section 3.4 (the "DES Balance Sheet") or the unaudited balance sheet as of September 30, 1997; or

         (ii) incurred in the ordinary course of business since September 30, 1997.

               (b) Except as set forth in Section 3.4, since September 30, 1997, whether or not in the ordinary course of business, there has not been, occurred or arisen:

         (i) any material adverse change in the consolidated .financial condition or in the operations of the business of DES from that shown on the DES Balance Sheet; or

         (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting any property or business of DES which is material to the financial condition of the operations of the business of DES; or

         (iii) any actual or, to the knowledge of Seller, threatened, strike or other labor trouble or dispute which materially adversely affects, or which insofar as DES knows might materially adversely affect the business or prospects of DES.

SECTION 4. CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE DATE
-----------------------------------------------------------

         4.1. STOCKHOLDER APPROVAL. If required by law, DES shall submit and recommend this Agreement to its stockholder for approval at a meeting of its stockholder to be held at the earliest practicable date for the purpose of considering and voting upon a proposal to approve the Purchase.

SECTION 5. CONDITIONS TO PURCHASE
---------------------------------

         5.1. CONDITIONS TO OBLIGATION OF KIW. The obligation of KIW to effect the Purchase shall be subject to each of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES OF SELLER TO BE TRUE. The representations and warranties of Seller herein contained shall be true in all material respects at the Effective Date with the same effect as though made at such time, except to the extent waived hereunder or affected by the schedules delivered hereunder; Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the

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         Effective Date; and Seller shall have delivered to KIW a certificate of
         DES in form and substance satisfactory to KIW dated the Effective Date and Signed by its principal financial officer, to all such effects.

              (b) SHAREHOLDER APPROVAL. The shareholder of DES shall have approved this Agreement, if required by law.

              (c) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect prohibiting the Purchase, and no action or proceeding shall have been instituted and, at what would otherwise have been the Effective Date, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

              (d) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by DES of the transactions contemplated by this Agreement shall have been fulfilled, including the shareholder approval described in Section 4.2; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by DES of the transactions contemplated by this Agreement, and to permit the businesses presently carried on by KIW and DES to continue unimpaired in all material respects immediately following the Effective Date shall have been obtained.

              (e) OPINION OF COUNSEL FOR SELLER. KIW shall have received from counsel to DES or Seller, an opinion dated the Effective Date, in form and substance satisfactory to KIW's counsel, substantially to the effect that:

         (i) DES is a corporation duly incorporated and validly existing and in good standing under the laws of the State of California;

         (ii) DES is duly qualified to do business as a foreign corporation and in good standing in each state set forth in Schedule 3.1;

         (iii)    DES has the corporate power to carry on its existing business;

         (iv) the authorized capital stock of DES consists of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock, each of $.0l par value, and the number of issued and outstanding shares of capital stock of DES is _________ common shares;

         (v) each of this Agreement and the Purchase Documents has been duly authorized, executed and delivered by DES and is the valid and binding obligation of DES. All corporate action by DES and its shareholder required to authorize the Purchase has been taken and DES has the corporate power to effect the Purchase provided for in this Agreement;

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         (vi)     all of the outstanding capital stock of DES has been duly and validly authorized and issued, is fully paid and nonassessable and is as described in Schedule 3.2 hereof; and

         (vii) to the best knowledge of such counsel, neither the execution and delivery by Seller of this Agreement, nor consummation of the transactions contemplated hereby or thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which DES is subject, or constitute a material default thereunder.

         In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of local counsel as to matters of law and, as to matters of fact, upon certificates of public officials and of officers of DES.

                  (f) REQUIRED CONSENTS. KIW and Seller shall have obtained the consents or approvals of each person and governmental agency whose consents or approval is required in connection with the execution, delivery and performance of this Agreement except for such consents or approvals the failure of which to obtain would not in the aggregate have a material adverse effect on KIW or Seller.

         5.2. CONDITIONS TO OBLIGATION OF SELLER. The obligations of Seller to effect the Purchase shall be subject to the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES OF KIW TO BE TRUE. The representations and warranties of KIW herein contained shall be true in all material respects at the Effective Date with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; KIW shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Effective Date; and KIW shall have delivered to DES a certificate of KIW in form and substance satisfactory to KIW, dated the Effective Date and signed by its principal executive officer and principal financial officer to all such effects.

              (b) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by KIW and Seller of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of each person and all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by KIW and Seller of the transaction contemplated by this Agreement, and to permit the businesses presently carried on by KIW and DES to continue unimpaired in all material respects immediately following the Effective Date shall have been obtained.

              (c) OPINION OF COUNSEL FOR KIW. Seller shall have received from counsel for KIW an opinion, dated the Effective Date, in form and substance satisfactory to Seller's counsel, substantially to the effect that:

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         (i)      to the best knowledge of such counsel, neither the execution and delivery by KIW of this Agreement, nor consummation of the transactions contemplated hereby or thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which KIW is subject or constitute a material default thereunder.

                  In rendering such, opinion, counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of local counsel as to matters of law and, as to matters of fact, upon certificates of public officials and officers of KIW.

SECTION 6. CERTAIN UNDERSTANDINGS AND AGREEMENTS
------------------------------------------------

         6.1. EMPLOYMENT AGREEMENTS. Upon consummation of the Purchase KIW shall assume all existing DES employment agreements, if any.

SECTION 7. TERMINATION OF OBLIGATIONS AND WAIVERS OF CONDITIONS; PAYMENT OF
---------------------------------------------------------------------------
           EXPENSES
           --------

         7.1. TERMINATION OF AGREEMENT AND ABANDONMENT OF PURCHASE. Anything herein to the contrary notwithstanding, this Agreement and the Purchase contemplated hereby may be terminated at any time before the Effective Date, whether before or after approval of this Agreement by the shareholder of KIW and/or DES, as follows, and in no other manner:

              (a) MUTUAL CONSENT. By mutual consent of Seller and of the Board of Directors of KIW.

              (b) EXPIRATION DATE. By Seller or by the Board of Directors of KIW if the Purchase shall not have become effective by November 1, 1997, which date may be extended by mutual agreement of the Board of Directors of DES and by Seller.

         7.2. PAYMENT OF EXPENSES; WAIVER OF CONDITIONS. In the event that this Agreement shall be terminated pursuant to Section 7.1, all obligations of the parties under this Agreement shall terminate and there shall be no liability of any party to the other. Each party hereto will pay. all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel; provided that the obligations of Seller and KIW contained in Sections 2.14 and 3.13 hereof, and the confidentiality obligations of the parties contained in Section. 4.1(a) hereof, shall survive any such termination. If any of the conditions specified in
Section 5.1 hereof has not been satisfied, KIW may nevertheless at its election Proceed with the transactions contemplated hereby and if any of the Conditions specified in Section 5.2 hereof has not been satisfied, DES may nevertheless at its election proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing party by an authorized officer or representative. In the event that the Purchase shall be consummated, each party hereto will pay all of its own

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costs and expenses in connection therewith, except that Seller shall be reimbursed by DES or KIW for all of their costs and expenses incident to the transactions contemplated herein.

SECTION 8. GENERAL
------------------

         8.1. AMENDMENTS. Subject to applicable law, this Agreement and any schedule, list or exhibit attached hereto may be amended only by an instrument in writing signed by an officer or authorized representative of each of the parties hereto upon authorization by Seller or by the Board of Directors of KIW before or after the meeting of shareholder referred to in Section 6.1 hereof at any time prior to the Effective Date, except that no such amendment shall affect the rate of exchange provided for in the Agreement of Purchase.

         8.2. NO ASSIGNMENT. This Agreement may not be assigned by either party, by operation of law or otherwise.

         8.3. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided in Section 2.14, and 3.13 hereof, the respective representations and warranties of KIW and Seller contained herein shall expire and be terminated and extinguished at the Effective Date or the termination hereof, as the case may be.

         8.4. GOVERNING LAW. Except where the laws of another jurisdiction are mandatorily applicable, this Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws (except for conflict of laws provisions) of the State of California.

         8.5. NOTICES. Any, notice or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid and addressed as follows:

                    If to KIW, to:

                           Alex Kanakaris, Chief Executive Officer
                           Kanakaris InternetWorks
                           29350 Pacific Coast Highway
                           Malibu, California 90265

                    If to Seller, to:

                           Christel H. Uittenbogaart
                           % Desience
                           29350 Pacific Coast Highway, #1
                           Malibu, California 90265

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

                    with copies to:

                           Gary L. Blum, Esq.
                           3278 Wilshire Blvd., #603
                           Los Angeles, California 90010

         8.6. HEADINGS. The descriptive headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         8.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         8.8. RELIANCE UPON REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of any party hereto to fully investigate the affairs of any other party, the parties hereto may rely upon the representations, warranties and covenants made to it in this Agreement and on the accuracy of any certificate, any schedule attached hereto (collectively, the "Disclosure Schedules"), exhibit or other document given or delivered to it pursuant to this Agreement. Further, knowledge by an agent of any party hereto of any facts not otherwise disclosed in this Agreement, the Disclosure Schedules or any other Purchase Document, shall not constitute a defense to any claim for misrepresentation breach of any warranty, agreement, or covenant under this Agreement, the Disclosure Schedules or any other Purchase Document. No representations or warranties have been made by or on behalf of any person to induce any party to enter into this Agreement or to abide by or consummate the transactions contemplated by this Agreement, except representations and warranties expressly set forth herein, in the Disclosure Schedules or in any other Purchase Document.

         8.9. WAIVER. No purported waiver by any party of any default by any other party of any term, covenant or condition contained herein shall be deemed to be a waiver of such term, covenant or condition unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term, covenant or condition contained herein.

         8.10. ENTIRE AGREEMENT. This Agreement, together with the schedules attached hereto and any certificate, exhibit or other document given or delivered pursuant hereto, sets forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.

         8.11. NO PARTNERSHIP. Nothing contained in this Agreement will be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or partnership or joint venture.

         8.12. PARTIAL INVALIDITY. If any term, covenant or condition in this Agreement or the application thereof to any person, party or circumstance shall be invalid or unenforceable, the remainder of this Agreement or the application

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of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         8.13. JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against, any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

         8.14. ARBITRATION. Any controversy or claim arising out of, or relating to, this contract or the breach thereof, shall be settled by arbitration (if permissible under applicable law) in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized officers as of the date and year first above written.

Seller:                               Kanakaris InternetWorks


/S/ CHRISTEL H. UITTENBOGAART         By: /S/ ALEX KANAKARIS
-----------------------------            ---------------------------------------
Christel H. Uittenbogaart                Alex Kanakaris, Chief Executive Officer

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

                     QUITCLAIM AND ASSIGNMENT OF ALL RIGHTS


         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the undersigned, Christel H. Uittenbogaart ("Assignor"),does hereby quitclaim, assign, transfer, set over and convey to Kanakaris InternetWorks ("KIW"), exclusively and perpetually, one hundred percent (100%) of all right, title and interest in and to Assignor's ownership interest in Desience Corporation, a New York corporation formed on November 1, 1976, and which is inactive and not in good standing in New York (the "Corporation").

         Assignor represents and warrants that it owns all (100%) of the issued and outstanding shares of stock of any kind in the Corporation: that it has unencumbered right, title and interest in and to the shares and the Corporation that is purported to be assigned and transferred herein; that it has the power and authority to assign and transfer the rights herein assigned and transferred; that it has not made and will not make, any grant or assignment that will, or might, conflict with or impair, the complete enjoyment of the rights and privileges assigned and transferred hereunder; that the transfer herein is made free and clear of any liens, claims and encumbrances. Assignor warrants and represents that it has not authorized and will not authorize any party to exercise any right or take any action which would derogate or impair the rights herein quitclaimed to KIW or which would require KIW to make payments of any kind in order to exercise those rights; and that Assignor knows of no claim, action, suit or proceeding relating to the rights pending or threatened before any court, administrative or governmental body. Assignor shall indemnify KIW for all costs, fees, and expenses (including attorney's fees) incurred by KIW in connection with any breach (or purported breach) of Assignor's representations, warranties, or agreements herein.

         This Quitclaim and Assignment of All Rights ("Assignment") shall be binding upon the officers, directors, heirs, administrators, executors, successors or assigns of each party hereto.


         IN WITNESS WHEREOF, this Assignment is executed as of the 10 day of October, 1997.

ASSIGNOR                              KANAKARIS INTERNETWORKS


/s/ Christel H. Uittenbogaart         By: /s/ Alex Kanakaris
-------------------------------          ---------------------------------------
CHRISTEL H. UITTENBOGAART                Alex Kanakaris, Chief Executive Officer

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